PERFORMANCE UNDERTAKING

THIS FIFTH AMENDED AND RESTATED PERFORMANCE UNDERTAKING (this “Undertaking”), dated as of September 1, 2015, is executed by Westrock RKT Company, a Georgia corporation (“Westrock RKT” or “Original Parent”), as successor-in-interest to Rock-Tenn Company, and Westrock Company, a Delaware Corporation (“Westrock Company” and together with Westrock RKT, the “Performance Guarantors” and each a “Performance Guarantor”) in favor of WestRock Financial, Inc., a Delaware corporation (together with its successors and assigns, “Recipient”).

RECITALS

1.    WestRock Company of Texas, a Georgia corporation, WestRock Converting Company, a Georgia corporation, WestRock Mill Company, LLC, a Georgia limited liability company, WestRock – Solvay, LLC, a Delaware limited liability company, WestRock California, Inc., a California corporation, WestRock Minnesota Corporation, a Delaware corporation, WestRock – Southern Container, LLC, a Delaware limited liability company and WestRock CP, LLC, a Delaware limited liability company (collectively, the “Existing Originators” and, together with any other entity satisfying the definition of “Originator” contained in the Sale Agreement (as hereinafter defined), the “Originators”), Original Parent and Recipient have entered into a Fifth Amended and Restated Receivables Sale Agreement, dated as of September 15, 2014 (as amended, restated or otherwise modified from time to time, including by the First Amendment, dated June 29, 2015, the “Sale Agreement”), pursuant to which the Originators, subject to the terms and conditions contained therein, are selling all of their respective right, title and interest in and to certain accounts receivable to Recipient.

2.    Original Parent owns one hundred percent (100%) of the capital stock of each of the Originators and Recipient and Westrock Company owns one hundred percent (100%) of the capital stock of the Original Parent. Each of the Originators and each Performance Guarantor is expected to receive substantial direct and indirect benefits from the sale of receivables to Recipient pursuant to the Sale Agreement (which benefits are hereby acknowledged).

3.    As an inducement for Recipient to acquire Originators’ accounts receivable pursuant to the Sale Agreement, each Performance Guarantor has agreed to jointly and severally guaranty the due and punctual performance (a) by Originators of their obligations under the Sale Agreement, and (b) by each Originator of its Servicing Related Obligations (as hereinafter defined).

4.    Each Performance Guarantor wishes to guaranty the due and punctual performance by Originators of the obligations described in clause 3 above as provided herein and wishes to amend and restate the existing Fourth Amended and Restated Performance Undertaking, dated as of December 21, 2012, by Original Parent in favor of Recipient.

AGREEMENT

NOW, THEREFORE, each Performance Guarantor hereby agrees as follows:

Section 1. Definitions. Capitalized terms used herein and not defined herein shall the respective meanings assigned thereto in the Sale Agreement or the Credit and Security Agreement (as hereinafter defined). In addition:

“Agreements” means the Sale Agreement and the Credit and Security Agreement.

“Credit and Security Agreement” means that certain Seventh Amended and Restated Credit and Security Agreement, dated June 29, 2015, by and among WestRock Financial, Inc., WestRock Converting Company, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as administrative agent and in its capacity as funding agent for the co-agents and the lenders or any successor funding agent thereunder, and the lenders and the co-agents from time to time party thereto, as amended, modified or supplemented from time to time.

“Guaranteed Obligations” means, collectively:

(a)    all covenants, agreements, terms, conditions and indemnities to be performed and observed by any Originator under and pursuant to the Sale Agreement and each other document executed and delivered by any Originator pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by any Originator under the Sale Agreement, whether for fees, expenses (including reasonable counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason; and

(b)    all Servicing Related Obligations.

“Servicing Related Obligations” means, collectively, all obligations of WestRock Converting Company as Servicer under the Credit and Security Agreement or which arise pursuant to Sections 8.2, 8.3 or 14.4(a) of the Credit and Security Agreement as a result of its termination as Servicer.

Section 2.    Guaranty of Performance of Guaranteed Obligations. The Performance Guarantors hereby jointly and severally guaranty to Recipient, the full and punctual payment and performance by each Originator of its respective Guaranteed Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all Guaranteed Obligations of each Originator under the Agreements and each other document executed and delivered by any Originator pursuant to the Agreements and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by any Originator to Recipient, the Agents or the Lenders from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the Agents or any Lender in favor of any Originator or any other Person or other means of obtaining payment. Should any Originator default in the payment or performance of any of its Guaranteed Obligations, Recipient (or its assigns) may cause the immediate performance by the Performance Guarantors of the Guaranteed Obligations and cause any payment Guaranteed Obligations to become forthwith due and payable to Recipient (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by each Performance Guarantor. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and neither Performance Guarantor shall be responsible for any Guaranteed Obligations to the extent the failure to perform such Guaranteed Obligations by any Originator results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided that nothing herein shall relieve any Originator from performing in full its Guaranteed Obligations under the Agreements or either Performance Guarantor of its undertaking hereunder with respect to the full performance of such duties.

Section 3.    Performance Guarantors’ Further Agreements to Pay. Each Performance Guarantor further agrees, as a principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Recipient in connection with the Guaranteed Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Prime Rate plus 2% per annum, such rate of interest changing when and as the Prime Rate changes.

Section 4.    Waivers by Performance Guarantors. Each Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Undertaking, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event, Amortization Event, other default or omission by any Originator or asserting any other rights of Recipient under this Undertaking. Each Performance Guarantor warrants that it has adequate means to obtain from each Originator, on a continuing basis, information concerning the financial condition of such Originator, and that it is not relying on Recipient to provide such information, now or in the future. Each Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of either Performance Guarantor and without relieving either Performance Guarantor of any liability under this Undertaking, to deal with each Originator and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end each Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event, Amortization Event, or default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment Obligations of any Originator or any part thereof or amounts which are not covered by this Undertaking even though Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment Obligations of such Originator or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which either Performance Guarantor may have at any time against any Originator in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Guaranteed Obligations or any part thereof; or (i) any failure on the part of any Originator to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not either Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.

Section 5.    Unenforceability of Guaranteed Obligations Against Originators. Notwithstanding (a) any change of ownership of any Originator or the insolvency, bankruptcy or any other change in the legal status of any Originator; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (c) the failure of any Originator or either Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Undertaking; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from any Originator for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on each Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Originator or for any other reason with respect to any Originator, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by the Performance Guarantors.

Section 6.    Representations and Warranties. Each Performance Guarantor hereby represents and warrants to Recipient that:

(a)    Existence and Standing. Each Performance Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each Performance Guarantor is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold would not reasonably be expected to have a Material Adverse Effect.

(b)    Authorization, Execution and Delivery; Binding Effect. The execution and delivery by each Performance Guarantor of this Undertaking, and the performance of its obligations hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Undertaking has been duly executed and delivered by each Performance Guarantor. This Undertaking constitutes the legal, valid and binding obligation of each Performance Guarantor enforceable against each Performance Guarantor in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c)    No Conflict; Government Consent. The execution and delivery by each Performance Guarantor of this Undertaking, and the performance of such Performance Guarantor’s obligations hereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Performance Guarantor or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation would not reasonably be expected to have a Material Adverse Effect. With respect to the transactions contemplated under this Undertaking and the Agreements, each Performance Guarantor and each of its respective Subsidiaries is in compliance in all material respects with all laws, rules and regulations promulgated by the U.S. Treasury Department Office of Foreign Assets Control pursuant to the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et. seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order promulgated thereunder (including, without limitation, having in full force and effect any required licenses thereunder).

(d)    Financial Statements. The consolidated financial statements of each Performance Guarantor and its consolidated Subsidiaries dated as of June 30, 2015 heretofore delivered to Recipient have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the consolidated financial condition and results of operations of Performance Guarantor and its consolidated Subsidiaries as of such dates and for the periods ended on such dates. Since the later of (i) June 30, 2015 and (ii) the last time this representation was made or deemed made, no event has occurred which would reasonably be expected to have a Material Adverse Effect.

(e)    Taxes. Each Performance Guarantor has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by such Performance Guarantor or any of its respective Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No federal or state tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of each Performance Guarantor in respect of any taxes or other governmental charges are adequate.

(f)    Litigation and Contingent Obligations. Except as disclosed in the filings made by each Performance Guarantor with the Securities and Exchange Commission, there are no actions, suits or proceedings pending or, to the best of such Performance Guarantor’s knowledge threatened against or affecting such Performance Guarantor or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a material adverse effect on (i) the business, properties, condition (financial or otherwise) or results of operations of such Performance Guarantor and its Subsidiaries taken as a whole, (ii) the ability of such Performance Guarantor to perform its obligations under this Undertaking, or (iii) the validity or enforceability of any of this Undertaking or the rights or remedies of Recipient hereunder. Neither Performance Guarantor has any material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 6(d).

(g)    ERISA. (i) Identification of Plans. Except as disclosed on Exhibit III-B of the Credit and Security Agreement, as of the closing date or as of the last date Exhibit III-B of the Credit and Security Agreement was updated to reflect the establishment of a new Plan, neither of the

Performance Guarantors, nor their respective Restricted Subsidiaries nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past seven (7) years maintained or contributed to, any material Plan that is subject to Title IV of ERISA.

(ii)    Compliance. Each Plan maintained by each Performance Guarantor, its respective Restricted Subsidiaries and any of their respective ERISA Affiliates has at all times been maintained, by its terms and in operation, in compliance with all applicable laws, and the Performance Guarantor and its Restricted Subsidiaries are subject to no tax or penalty with respect to any Plan of such Person or any ERISA Affiliate thereof, including, without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 6(g) (taken as a whole), would in the aggregate have a Material Adverse Effect;

(iii)    Liabilities. Neither of the Performance Guarantors, nor their respective Restricted Subsidiaries nor any of their respective ERISA Affiliates is subject to any liabilities (including withdrawal liabilities) with respect to any Plans of either Performance Guarantor, their respective Restricted Subsidiaries or any of their respective ERISA Affiliates, including, without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans, where such liabilities, together with all other liabilities referred to in this Section 6(g) (taken as a whole), would in the aggregate have a Material Adverse Effect.

(iv)    Funding. Each Performance Guarantor and its respective Restricted Subsidiaries, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Material Adverse Effect. Neither Performance Guarantor, nor their Restricted Subsidiaries nor any of their respective ERISA Affiliates is subject to any liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 6(g) (taken as a whole), would have a Material Adverse Effect if such amounts were then due and payable.

(v)    ERISA Event. No ERISA Event has occurred or is reasonably expected to occur, except for such ERISA Event that individually or in the aggregate would not have a Material Adverse Effect.

Section 7.    Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations are paid in full each Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, the Agents or any Lender against any Originator, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient, the Agents and the Lenders against any Originator and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the United States Bankruptcy Code) which such Performance Guarantor might now have or hereafter acquire against any Originator that arise from the existence or performance of such Performance Guarantor’s obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against any Originator in respect of any liability of such Performance Guarantor to such Originator and (d) waives any benefit of and any right to participate in any collateral security which may be held by Recipient, the Agents or the Lenders. The payment of any amounts due with respect to any indebtedness of any Originator now or hereafter owed to either Performance Guarantor is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations. Each Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Guaranteed Obligations, such Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of any Originator to such Performance Guarantor until all of the Guaranteed Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, either Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by such Performance Guarantor as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Guaranteed Obligations without affecting in any manner the liability of such Performance Guarantor under the other provisions of this Undertaking. The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with each Performance Guarantor.

Section 8.    Termination of Performance Undertaking. Each Performance Guarantor’s obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Credit and Security Agreement is terminated, provided that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Originator or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the Bankruptcy Code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of either Performance Guarantor under this Undertaking.

Section 9.    Effect of Bankruptcy. This Performance Undertaking shall survive the insolvency of any Originator and the commencement of any case or proceeding by or against any Originator under the Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the Bankruptcy Code with respect to any Originator or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any Originator is subject shall postpone the obligations of either Performance Guarantor under this Undertaking.

Section 10.    Setoff. Regardless of the other means of obtaining payment of any of the Guaranteed Obligations, Recipient (and its assigns) is hereby authorized at any time and from time to time, without notice to either Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Performance Guarantor under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this Undertaking and although such Obligations may be contingent or unmatured.

Section 11.    Taxes. All payments to be made by either Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If either Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

Section 12.    Further Assurances. Each Performance Guarantor agrees that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of such Performance Guarantor as Recipient may reasonably request. Each Performance Guarantor also agrees to do all such things and execute all such documents as Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.

Section 13.    Successors and Assigns. This Performance Undertaking shall be binding upon each Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and assigns. Neither Performance Guarantor may assign or transfer any of its obligations hereunder without the prior written consent of each of Recipient and each Agent. Without limiting the generality of the foregoing sentence, Recipient may assign or otherwise transfer the Agreements, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Recipient herein.

Section 14.    Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by either Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Agents and each Performance Guarantor. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 15.    Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to the Performance Guarantor, at the addresses set forth beneath its respective signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of the Performance Guarantors or any Recipient may designate in writing to the others. Each such notice or other communication shall be effective (1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this Section 15.

Section 16.    GOVERNING LAW. THIS UNDERTAKING SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 17.    CONSENT TO JURISDICTION. EACH PARTY TO THIS UNDERTAKING HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS UNDERTAKING, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST ANY AGENT OR ANY LENDER OR ANY AFFILIATE OF ANY AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS UNDERTAKING OR ANY DOCUMENT EXECUTED BY SUCH LOAN PARTY PURSUANT TO THIS UNDERTAKING SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 18.    Bankruptcy Petition. Each Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Debt of Recipient, it will not institute against, or join any other Person in instituting against, Recipient any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 19.    Miscellaneous. This Undertaking constitutes the entire agreement of each Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of either Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Performance Guarantor’s liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by either Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Undertaking.

IN WITNESS WHEREOF, each Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

WESTROCK RKT COMPANY

By:     /s/ John D. Stakel
Name:      John D. Stakel
Title:     SVP and Treasurer

Address for Notices:

Address: WestRock Company
504 Thrasher Street
Norcross, Georgia 30071
Attn: CFO

Copy to:
WestRock Company
504 Thrasher Street
Norcross, Georgia 30071
Attn: General Counsel

WESTROCK COMPANY

By:     /s/ John D. Stakel
Name:      John D. Stakel
Title:     SVP and Treasurer

Address for Notices:

Address: WestRock Company
504 Thrasher Street
Norcross, Georgia 30071
Attn: CFO

Copy to:
WestRock Company
504 Thrasher Street
Norcross, Georgia 30071

Attn: General Counsel